As filed with the Securities and Exchange Commission on March 8, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	2834	52-2154066
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2200 Powell Street, Suite 310

Emeryville, CA 94608

(510) 204-7200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas Burns

Senior Vice President, Finance and Chief Financial Officer

XOMA Corporation

2200 Powell Street, Suite 310

Emeryville, CA 94608

(510) 204-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan A. Murr

Branden C. Berns

Melanie E. Neary

Gibson, Dunn & Crutcher LLP

One Embarcadero Center, Suite 2600

San Francisco, CA 94111

(415) 393-8373

Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Smaller reporting company	☒

Accelerated Filer	☐	Emerging growth company	☐

Non-accelerated filer	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 8, 2024

PROSPECTUS

$100,000,000

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

WARRANTS

SUBSCRIPTION RIGHTS

CONTINGENT VALUE RIGHTS

ROYALTY CERTIFICATES

UNITS

From time to time, we may issue, at the time of our acquisition of businesses, assets, royalty interests or securities of other companies, whether by purchase, merger or any other form of business combination, in one or more series or classes, up to $100,000,000 in aggregate principal amount of our common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, contingent value rights, royalty certificates and/or units consisting of the foregoing, at prices and on terms that we will determine at the time of the offering.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus.

We expect that the terms of acquisitions involving the issuance of any such securities will be determined by direct negotiations with the owners or controlling persons of the assets, businesses, royalty interests or securities to be acquired, and that the securities issued will be valued at prices reasonably related to their market price at the time an agreement is entered into concerning the terms of the acquisition or at or about the time the securities are delivered.

We do not expect to receive any cash proceeds when we issue the securities offered by this prospectus. We may also permit individuals or entities who have received or will receive our securities in connection with the business combinations described above to use this prospectus to cover resales of those securities. See “Reselling Securities” for information relating to resales of our securities pursuant to this prospectus.

Our common stock, $0.0075 par value, is listed on The Nasdaq Global Market under the symbol “XOMA,” our 8.625% Series A Cumulative Perpetual Preferred Stock is listed on the Nasdaq Global Market under the symbol “XOMAP,” and our depositary shares, each representing a 1/1000th fractional interest in a share of our 8.375% Series B Cumulative Perpetual Preferred Stock, are listed on the Nasdaq Global Market under the symbol “XOMAO.” On March 7, 2024, the last reported sale price for our common stock was $25.12 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

Investing in our securities involves a high degree of risk. Before making any investment in our securities, you should consider carefully the risks and uncertainties described in the section entitled “Risk Factors” beginning on page 7 of this prospectus and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “acquisition shelf” registration statement on Form S-4 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) utilizing an “acquisition shelf” registration process. Under this acquisition shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000 in connection with acquisitions of businesses, assets, royalty interests or securities of other companies. This prospectus only provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We expect that the terms of acquisitions involving the issuance of any such securities will be determined by direct negotiations with the owners or controlling persons of the assets, businesses, royalty interests or securities to be acquired, and that the securities will be valued at prices reasonably related to their market price either at the time an agreement is entered into concerning the terms of the acquisition or at or about the time the securities are delivered. The prospectus supplement or post-effective amendment to this registration statement will contain more specific information about an acquisition target or any of the terms of a definitive acquisition agreement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or any post-effective amendment. You should carefully read both this prospectus and any prospectus supplement and post-effective amendment together with additional information under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement or any post-effective amendment, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement, any post-effective amendment or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus incorporates important business and financial information about the company that is not included in or delivered with this document. This information is available without charge to security holders upon written or oral request by contacting XOMA Corporation at (510) 204-7200 or 2200 Powell Street, Suite 310. To obtain timely delivery, security holders must request the information no later than five business days before the date they must make their investment decisions.

Unless the context otherwise requires, we use the terms “XOMA,” the “company,” “we,” “us,” and “our” in this prospectus to refer to XOMA Corporation, a Delaware corporation and its consolidated subsidiaries, unless otherwise specified.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we have filed with the SEC that are incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on current expectations, estimates and forecasts, as well as our management’s beliefs and assumptions and on information currently available to them, and are subject to risks and uncertainties that are difficult to predict. In some cases you can identify forward-looking statements by words such as “may,” “will,” “should,” “might,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential,” “intend” “goal,” “strategy,” “continue,” “design” and similar words, expressions or the negative of such terms intended to identify forward-looking statements. Examples of these statements include, but are not limited to, statements regarding:

•	trend analyses and statements regarding future events, future financial performance, anticipated growth, and industry prospects;

•	our future operating expenses;

•	our future losses;

•	the success of our strategy as a royalty aggregator;

•	the assumptions underlying our business model;

•

the extent to which issued and pending patents may protect the products and processes in which we have an ownership or royalty interest and prevent the use of the covered subject matter by third parties;

•	the potential of our existing product candidates to lead to the development of commercial products;

•	our ability to receive potential milestone or royalty payments under license and collaboration agreements and the amount and timing of receipt of those payments;

•	our ability to locate suitable assets to acquire;

•	uncertainties related to the acquisition of interest in development-stage and clinical-stage product candidates;

•	fluctuations in, and our ability to predict, our operating results and cash flows;

•	the sufficiency of our capital resources; and

•

other risks and uncertainties, including those listed or incorporated by reference in “Risk Factors” and the additional risk factors contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Forward-looking statements are inherently uncertain and you should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered in connection with any written or oral forward-looking statements that we may issue in the future. Except as required by law, we do not undertake any obligation to revise or update publicly any forward-looking statements after the date of this prospectus to reflect later events or circumstances or to reflect the occurrence of unanticipated events, or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

iii

PROSPECTUS SUMMARY

The following summary of our business highlights certain of the information contained elsewhere in, or incorporated by reference into, this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should carefully read this entire prospectus, including any information incorporated by reference, which are described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” herein. In particular, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in this prospectus as well as those contained in the other documents incorporated by reference herein.

Company Overview

XOMA is a biotech royalty aggregator. We have a sizable portfolio of economic rights to future potential milestone and royalty payments associated with partnered commercial and pre-commercial therapeutic candidates. Our portfolio was built through the acquisition of rights to future milestones, royalties and commercial payments since our royalty aggregator business model was implemented in 2017 combined with out-licensing our proprietary products and platforms from our legacy discovery and development business. Our royalty aggregator business is primarily focused on early to mid-stage clinical assets, primarily in Phase 1 and 2, with significant commercial sales potential that are licensed to larger pharmaceutical partners. We also acquire milestone and royalty revenue streams on late-stage clinical assets or commercial assets that are designed to address unmet markets or have a therapeutic advantage, have long duration of market exclusivity, and are expected to generate royalty or milestone payments to us in a short timeframe. We expect most of our future revenue to be based on payments we may receive for milestones and royalties associated with these programs.

Our strategy is to expand our portfolio by acquiring additional potential milestone and royalty revenue streams from product candidates from third parties. We believe that expanding our portfolio through these acquisitions allows for further diversification across therapeutic areas and development stages.

Corporate Information

We were incorporated in Delaware in 1981 and redomiciled as a Bermuda-exempted company in December 1998. Effective December 31, 2011, we redomiciled from Bermuda to Delaware and changed our name from XOMA Ltd. to XOMA Corporation. References to the “Company” and “XOMA” before December 31, 1998, or after December 31, 2011, refer to XOMA Corporation, a Delaware corporation; references to the “Company” and “XOMA” between December 31, 1998, and December 31, 2011, refer to XOMA Ltd., a Bermuda company.

Our principal executive offices are located at 2200 Powell Street, Suite 310, Emeryville, California 94608. Our telephone number at our principal executive offices is (510) 204-7200. Our website address is www.xoma.com. The information on, or that can be accessed through, our website is not part of this prospectus. We have included our website address as an inactive textual reference only.

The Securities We May Offer

This prospectus covers any combination of our common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, contingent value rights, royalty certificates and/or units consisting of the foregoing, with a total value of up to $100,000,000, that we may issue from time to time in connection with the acquisition of assets, stock, royalty interests or businesses, whether by purchase, merger or any other form of business combination. It is expected that the terms of these acquisitions will be determined by direct negotiations with the owners or controlling persons of the assets, businesses, royalty interests or securities to be acquired, and that the securities issued will be valued at prices reasonably related to their market price either at the time an agreement is entered into concerning the terms of the acquisition or at or about the time the securities are delivered.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity date, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exercise, exchange or sinking fund terms, if any;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	a discussion of material United States federal income tax considerations, if any.

The applicable prospectus supplement or post-effective amendment and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

The securities we issue pursuant to this prospectus and any applicable prospectus supplement or post-effective amendment in these transactions may be reoffered pursuant to this prospectus by the stockholders thereof from time to time in transactions on the Nasdaq Global Market (or any other exchange on which our common stock may be listed or traded from time to time), in negotiated transactions, in block trades, through the writing of options on securities, or any combination of these methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing prices or at negotiated prices. These selling security holders may sell their securities to or through broker-dealers, and the broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders or the purchasers of securities for whom the broker-dealer may act as agent or to whom they may sell as principal or both.

In addition, we may issue our securities pursuant to this prospectus and applicable prospectus supplement amendment or post-effective amendment to acquire the assets, stock, royalty interests or business of debtors in cases under the United States Bankruptcy Code, which may constitute all or a portion of the debtor’s assets, stock, royalty interests or business. The securities we issue in these transactions may be sold by the debtor or its stockholders for cash from time to time in market transactions or it may be transferred by the debtor in satisfaction of claims by creditors under a plan of reorganization approved by the applicable U.S. Bankruptcy Court or otherwise transferred in accordance with the United States Bankruptcy Code.

We will bear all expenses in connection with the registration of the securities being resold by selling security holders, other than selling discounts and commissions and fees and expenses of the selling security holders. The terms for the issuance of securities may include provisions for the indemnification of the selling security holders for specified civil liabilities, including liabilities under the Securities Act. The selling security holders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of stock by them and any discounts, concessions or commissions received by any of these underwriters, brokers, dealers or agents may constitute underwriting discounts and commissions under the Securities Act.

This prospectus may not be used to consummate the sale of securities unless it is accompanied by a prospectus supplement.

Below is a brief summary of the securities we may offer:

Common Stock. We may issue shares of our common stock from time to time. Common stockholders are entitled to one vote per share for the election of directors and on all other matters that require common stockholder approval. Holders of our common stock are entitled to share in an equal amount per share in any dividends declared by our Board of Directors (our “Board”) on the common stock and paid out of legally available assets. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights. There are no redemption or sinking fund provisions applicable to our common stock. In this prospectus, we have summarized certain general features of the common stock under “Description of Capital Stock—Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Preferred Stock; Depositary Shares. We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our Board has the authority to designate up to 1,000,000 shares of preferred stock in one or more series and to fix the privileges, preferences and rights of each series of preferred stock, any or all of which may be greater than the rights of the common stock. Currently, of the 1,000,000 shares of preferred stock, 5,003 shares are designated as Series X Preferred Stock, 984,000 shares are designated as 8.625% Series A Cumulative Perpetual Preferred Stock (“Series A Preferred Stock”), and 1,600 shares are designated as 8.375% Series B Cumulative Perpetual Preferred Stock (“Series B Preferred Stock”). If we sell any new series of preferred stock under this prospectus and any applicable prospectus supplement, our Board will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates. Our Board will also determine whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share.

If we sell any series of preferred stock or depositary shares representing preferred stock under this prospectus and any applicable prospectus supplement, we will fix the designations, voting powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock and the form of deposit agreement and depositary receipts that contains the terms of the depositary shares that we are offering before the issuance of the depositary shares. In this prospectus, we have summarized certain general features of the preferred stock and depositary shares under “Description of Capital Stock—Preferred Stock” and “Description of Capital Stock—Depositary Shares,” respectively. We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock and the complete deposit agreement and deposit receipt that contains the terms of the depositary shares.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates. Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and we will file supplemental indentures and forms of debt securities containing the terms of the debt securities being offered as exhibits to the registration statement of which this prospectus is a part or we will incorporate them by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock or debt securities. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Subscription Rights. We may offer subscription rights to purchase our common stock, preferred stock, depositary shares and/or debt securities in one or more series. Subscription rights may be offered independently or together with other securities and may be attached to or separate from those securities. In this prospectus, we have summarized certain general features of the subscription rights under “Description of Subscription Rights.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of subscription rights being offered, as well as the complete subscription rights agreements and certificates that contain the terms of the subscription rights. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of subscription right and/or the subscription right agreement and subscription right certificate, as applicable, that contain the terms of the particular series of subscription rights we are offering, and any supplemental agreements, before the issuance of such subscription rights. Any subscription rights issued under this prospectus may be evidenced by subscription rights certificates. Subscription rights also may be issued under an applicable subscription rights agreement that we enter into with a rights agent. We will indicate the name and address of the rights agent, if applicable, in the prospectus supplement relating to the subscription rights being offered.

Contingent Value Rights. We may issue contingent value rights representing the contractual right to receive additional consideration in connection with an acquisition of businesses, assets, royalty interests or securities of other companies. Contingent value rights may be issued independently or together with other securities, may or may not be transferable by the person purchasing or receiving the contingent value rights and may or may not be evidenced by certificates. In this prospectus, we have summarized certain general features of the warrants under “Description of Contingent Value Rights.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of contingent value rights being offered, as well as the complete contingent value rights agreements and certificates that contain the terms of the contingent value rights. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of contingent value right and/or the contingent value rights agreement and contingent value rights certificate, as applicable, that contain the terms of the particular series of contingent value rights we are offering, and any supplemental agreements, before the issuance of such contingent value rights. Contingent value rights also may be issued under an applicable contingent value rights agreement that we enter into with a rights agent. We will indicate the name and address of the rights agent, if applicable, in the prospectus supplement relating to the contingent value rights being offered.

Royalty Certificates. We may issue royalty certificates representing the contractual right to receive royalties from us and/or our existing or future subsidiaries, including royalties of third parties for which we have a contractual entitlement. Royalty certificates may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the royalty certificates. In this prospectus, we have summarized certain general features of the royalty certificates under “Description of Royalty Certificates.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the royalty certificates being offered, as well as the complete subscription agreements and certificates that contain the terms of the royalty certificates. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of royalty certificate and/or the subscription agreement, as applicable, that contain the terms of the royalty certificates we are offering, and any supplemental agreements, before the issuance of such royalty certificates.

Units. We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units. In this prospectus, we have summarized certain general features of the units under “Description of Units.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the units being offered, as well as the complete unit agreements, if any, that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, if any, that contain the terms of the units we are offering, and any supplemental agreements, before the issuance of such units.

Use of Proceeds

Unless indicated in any prospectus supplement, we will receive no proceeds from the offering of the securities pursuant to this prospectus other than the value of the assets, businesses, royalty interests or securities acquired by us in acquisitions for which securities are offered under this prospectus.

Nasdaq Global Market Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “XOMA,” our Series A Preferred Stock is listed on the Nasdaq Global Market under the symbol “XOMAP,” and our depositary shares (the “Series B Depositary Shares”), each representing 1/1000th interest in a share of the Series B Preferred Stock are listed on the Nasdaq Global Market under the symbol “XOMAO.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement or post-effective amendment and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

For more information about our SEC filings, please see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

Unless otherwise indicated in any prospectus supplement, we will receive no proceeds from the offering of the securities pursuant to this prospectus other than the value of the assets, businesses, royalty interests or securities acquired by us in acquisitions for which securities are offered under this prospectus.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer any combination of the following securities, with a total value of up to $100,000,000, from time to time in one or more offerings, in connection with the acquisition of assets, stock, royalty interests or businesses, whether by purchase, merger or any other form of business combination, under this prospectus at prices and on terms to be determined at the time of any offering:

•	common stock;

•	preferred stock;

•	depositary shares;

•	debt securities;

•	warrants to purchase common stock, preferred stock, depositary shares or debt securities;

•	subscription rights to purchase common stock, preferred stock, depositary shares or debt securities;

•	contingent value rights;

•	royalty certificates; and

•	units comprised of any combination of our common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, contingent value rights and royalty certificates.

It is expected that the terms of these acquisitions will be determined by direct negotiations with the owners or controlling persons of the assets, businesses, royalty interests or securities to be acquired, and that the securities issued will be valued at prices reasonably related to their market price either at the time an agreement is entered into concerning the terms of the acquisition or at or about the time the securities are delivered. The applicable prospectus supplement or post-effective amendment to this registration statement will contain more specific information about an acquisition target or any of the terms of a definitive acquisition agreement.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity date, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exercise, exchange or sinking fund terms, if any;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	a discussion of material United States federal income tax considerations, if any.

The applicable prospectus supplement or post-effective amendment and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our common stock, $0.0075 par value (the “Common Stock”), preferred stock, $0.05 par value (the “Preferred Stock”) and depositary shares. The Common Stock, the Series A Preferred Stock and the Series B Depositary Shares are the only securities of the Company registered pursuant to Section 12 of the Exchange Act.

Common Stock

General. We are authorized to issue up to 277,333,332 shares of Common Stock. All outstanding shares of Common Stock are validly issued, fully paid and nonassessable. The following description is based on (i) our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), (ii) our By-laws, as currently in effect (the “By-laws”), and (iii) the Delaware General Corporation Law (the “DGCL”). The following summary description of our Common Stock is qualified in its entirety by reference to the provisions of the Certificate of Incorporation, Bylaws and the applicable provisions of the DGCL.

Dividend Rights. The holders of our Common Stock have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our Board, from legally available funds.

Voting Rights. Each holder of our Common Stock is generally entitled to one vote for each share of Common Stock owned of record on all matters submitted to a vote of our stockholders. Except as otherwise required by law, holders of Common Stock (as well as holders of any Preferred Stock entitled to vote with the common stockholders) will generally vote together as a single class on all matters presented to the stockholders for their vote or approval, including the election of directors. Any matter brought before the stockholders for a vote, other than the election of directors, will generally be decided by a majority of the votes cast on the matter, unless the matter is one in which an express provision of the DGCL, the Certificate of Incorporation, the By-laws, the rules or regulations of any stock exchange applicable to us, applicable law or any regulation applicable to us or our securities requires a different vote, in which case the express provision will govern and control the decision of the matter. Directors will be elected by a plurality of the votes cast and entitled to vote on the election of directors. There are no cumulative voting rights with respect to the election of directors or any other matters.

No Preemptive or Similar Rights. Holders of our Common Stock have no redemption rights, conversion rights or preemptive rights to purchase or subscribe for our securities.

Right to Receive Liquidation Distributions. In the event of our liquidation, dissolution or winding-up, holders of our Common Stock will be entitled to share ratably in the assets remaining and available for distribution after payment of all liabilities and the liquidation preferences of our Preferred Stock (if any).

The rights of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of holders of shares of any Preferred Stock that we may designate and issue in the future.

Preferred Stock

General. Under our Certificate of Incorporation, our Board is authorized to issue up to 1,000,000 shares of Preferred Stock, and, by resolution, to divide the Preferred Stock into series and, with respect to each series, to determine the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our Board can, without stockholder approval but subject to the terms of the Certificate of Incorporation and to any resolution of the stockholders approved by at least 75% of all issued shares entitled to vote in respect thereof, issue Preferred Stock with voting and other rights that could adversely affect the voting power of the holders of our Common Stock and which could have certain anti-takeover effects. Before we may issue any series of Preferred Stock, our Board will be required to adopt resolutions creating and designating such series of Preferred Stock.

The following summary description of the Preferred Stock of the Company, including the Series B Depositary Shares, is qualified in its entirety by reference to the provisions of the Certificate of Incorporation, By-laws and the certificates of designation of preferences, rights and limitations of each series of the Preferred Stock, copies of which have been filed as exhibits to the Company’s Annual Report on Form 10-K, and the applicable provisions of the DGCL. As of December 31, 2023, 5,003 shares of Series X Convertible Preferred Stock, $0.05 par value (the “Series X Preferred Stock”), 984,000 shares of Series A Preferred Stock and 1,600,000 Series B Depositary Shares, representing 1,600 shares of Series B Preferred Stock were issued and outstanding.

The 8.625% Series A Cumulative Perpetual Preferred Stock. We have designated 984,000 shares of our Preferred Stock as Series A Preferred Stock.

The Series A Preferred Stock will rank, as to dividend rights and rights upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our Common Stock and to all other equity securities issued by us expressly designated as ranking junior to the Series A Preferred Stock;

•

senior with respect to the payment of dividends and on parity with respect to the distribution of assets upon our liquidation, dissolution or winding up with our Series X Preferred Stock and on parity with any future class or series of our equity securities expressly designated as ranking on parity with the Series A Preferred Stock;

•

junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, none of which exists on the date hereof; and;

•

effectively junior to all our existing and future indebtedness (including indebtedness convertible into our Common Stock or Preferred Stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing or future subsidiaries.

Dividends. We will pay cumulative cash dividends on the Series A Preferred Stock, when and as declared by our Board, at the rate of 8.625% of the $25.00 liquidation preference per share per year (equivalent to $2.15625 per year). Dividends will be payable quarterly in arrears, on or about the 15th day of January, April, July and October; provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the immediately preceding or next succeeding business day, and no interest, additional dividends or other sums will accumulate. Dividends will accumulate and be cumulative from, and including, the date of original issuance. The first dividend, which was paid on April 15, 2021 in the amount of $0.71875 per share of Series A Preferred Stock, was for more than a full quarter and covered the period from, and including, the first date we issued and sold the Series A Preferred Stock through, but not including, April 15, 2021. Dividends on the Series A Preferred Stock will continue to accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are authorized or declared.

Liquidation Preference. The liquidation preference of each share of Series A Preferred Stock is $25.00. Upon liquidation, holders of our Series A Preferred Stock will be entitled to receive the liquidation preference with respect to their shares of Series A Preferred Stock plus an amount equal to any accumulated but unpaid dividends with respect to such shares up to but excluding the date of payment.

Optional Redemption. On and after December 15, 2021, but prior to December 15, 2022, the shares of Series A Preferred Stock were redeemable at our option, in whole or in part, at a redemption price equal to $26.00 per share, plus any accrued and unpaid dividends. On and after December 15, 2022, but prior to December 15, 2023, the shares of Series A Preferred Stock were redeemable at our option, in whole or in part, at a redemption price equal to $25.75 per share, plus any accrued and unpaid dividends. On and after December 15, 2023, but prior to December 15, 2024, the shares of Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25.50 per share, plus any accrued and unpaid dividends. On and after December 15, 2024, but prior to December 15, 2025, the shares of Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25.25 per share, plus any accrued and unpaid dividends. On and after December 15, 2025, the shares of Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25.00 per share, plus any accrued and unpaid dividends.

Special Optional Redemption Upon a Change of Control or Delisting Event. Upon the occurrence of a Delisting Event (as defined below), we may, at our option, redeem the Series A Preferred Stock, in whole or in part, within 90 days after the first date on which such Delisting Event occurred, for cash, at a redemption price of $25.00 per share, plus any accrued and unpaid dividends up to, but not including, the date of redemption.

With respect to the Series A Preferred Stock, a “Delisting Event” occurs when, after the original issuance of Series A Preferred Stock, both (i) the shares of Series A Preferred Stock are no longer listed on Nasdaq Stock Market (the “Nasdaq”), the New York Stock Exchange (the “NYSE”), or the NYSE American LLC (“NYSE AMER”), or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE AMER, and (ii) we are not subject to the reporting requirements of the Exchange Act, but any Series A Preferred Stock is still outstanding.

Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series A Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, for cash, at a redemption price of $25.00 per share, plus any accrued and unpaid dividends up to, but not including, the date of redemption.

With respect to the Series A Preferred Stock, a “Change of Control” occurs when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our stock entitling that person to exercise more than 50% of the total voting power of all shares of our stock entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor any acquiring or surviving entity (or if, in connection with such transaction shares of our Common Stock are converted into or exchanged for (in whole or in part) common equity securities of another entity), has a class of common securities (or American depositary receipts (“ADRs”) representing such securities) listed on Nasdaq, the NYSE or the NYSE AMER, or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE AMER.

We refer to redemption following a Delisting Event or Change of Control as a “special optional redemption.” If, prior to the Delisting Event Conversion Date (as defined below) or the Change of Control Conversion Date (as defined below), as applicable, we have provided or provide notice of exercise of any of our redemption rights relating to the Series A Preferred Stock (whether our optional redemption right or our special optional redemption right), the holders of the Series A Preferred Stock will not have the conversion right described below.

Conversion. Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of Series A Preferred Stock will have the right (unless, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem the Series A Preferred Stock) to convert some or all of the Series A Preferred Stock held by such holder on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, into a number of shares of our Common Stock (or equivalent value of alternative consideration) per share of Series A Preferred Stock equal to the lesser of:

•

the quotient obtained by dividing (1) the sum of the $25.00 per share liquidation preference plus the amount of any accumulated and unpaid dividends up to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (2) the Common Stock Price (as defined below); and

•

1.46071 (i.e., the Share Cap), subject to certain adjustments; and subject, in each case, to certain conditions, including, under specified circumstances, an aggregate cap on the total number of shares of our Common Stock issuable upon conversion and to provisions for the receipt of alternative consideration.

If, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right or our optional redemption right, holders of Series A Preferred Stock will not have any right to convert the Series A Preferred Stock, and any Series A Preferred Stock subsequently selected for redemption that has been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable.

In the event that the conversion would result in the issuance of fractional shares of Common Stock, we will pay the holder of Series A Preferred Stock cash in lieu of such fractional shares.

Except as provided above in connection with a Delisting Event or Change of Control, shares of the Series A Preferred Stock are not convertible into or exchangeable for any other securities or property.

For purposes of this description of the Series A Preferred Stock, “Change of Control Conversion Date” means a business day fixed by our Board that is not fewer than 20 days nor more than 35 days after the date on which we provide notice to the holders of the Series A Preferred Stock of a Change of Control.

For purposes of this description of the Series A Preferred Stock, “Common Stock Price” for any Change of Control will be: (1) if the consideration to be received in the Change of Control by the holders of our Common Stock is solely cash, the amount of cash consideration per share of Common Stock; and (2) if the consideration to be received in the Change of Control by holders of our Common Stock is other than solely cash (x) the average of the closing prices for our Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our Common Stock is then traded, or (y) the average of the last quoted bid prices for our Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our Common Stock is not then listed for trading on a U.S. securities exchange. The “Common Stock Price” for any Delisting Event will be the average of the closing price per share of our Common Stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Delisting Event.

For purposes of this description of the Series A Preferred Stock, “Delisting Event Conversion Date” means a business day fixed by our Board that is not fewer than 20 days nor more than 35 days after the date on which we provide notice to the holders of the Series A Preferred Stock of a Delisting Event.

Voting Rights. Holders of Series A Preferred Stock generally will have no voting rights. However, if we do not pay dividends on any outstanding shares of Series A Preferred Stock for six or more quarterly dividend periods (whether or not declared or consecutive), holders of Series A Preferred Stock (voting separately as a class with all other outstanding series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors to our Board to serve until all unpaid dividends have been fully paid or declared and set apart for payment. In addition, certain material and adverse changes to the terms of the Series A Preferred Stock cannot be made without the affirmative vote of holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate class. In any matter in which the Series A Preferred Stock may vote, each share of Series A Preferred Stock shall be entitled to one vote per $25.00 of liquidation preference.

The 8.375% Series B Cumulative Perpetual Preferred Stock and the Series B Depositary Shares. We have designated 3,600 shares of our Preferred Stock as Series B Preferred Stock.

The Series B Preferred Stock underlying the Series B Depositary Shares will rank, as to dividend rights and rights upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our Common Stock and to all other equity securities issued by us expressly designated as ranking junior to the Series B Preferred Stock;

•	senior with respect to the payment of dividends and on parity with respect to the distribution of assets upon our liquidation, dissolution or winding up with our Series X Preferred Stock;

•	on parity with our Series A Preferred Stock, and with any future class or series of our equity securities expressly designated as ranking on parity with the Series B Preferred Stock;

•

junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, none of which exists on the date hereof; and;

•

effectively junior to all our existing and future indebtedness (including indebtedness convertible into our Common Stock or Preferred Stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing or future subsidiaries.

Dividends. We will pay cumulative cash dividends on the Series B Preferred Stock, when and as declared by our Board, at the rate of 8.375% per annum of the $25,000.00 liquidation preference ($25.00 per Series B Depositary Share) per year (equivalent to $2,093.75 per share of Series B Preferred Stock per year or $2.09375 per Series B Depositary Share per year). Dividends will be payable quarterly in arrears, on or about the 15th day of January, April, July and October; provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the immediately preceding business day or the next succeeding business day, and no interest, additional dividends or other sums will accumulate. Dividends will accumulate and be cumulative from, and including, the date of original issuance. Dividends on the Series B Preferred Stock underlying the Series B Depositary Shares will continue to accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are authorized or declared.

Liquidation Preference. The liquidation preference of each share of Series B Preferred Stock is $25,000.00 ($25.00 per Series B Depositary Share). Upon liquidation, holders of our Series B Preferred Stock will be entitled to receive the liquidation preference with respect to their shares of Series B Preferred Stock plus an amount equal to any accumulated but unpaid dividends with respect to such shares up to but excluding the date of payment.

Optional Redemption. On and after April 15, 2022 but prior to April 15, 2023, the shares of Series B Preferred Stock were redeemable at our option, in whole or in part, at a redemption price equal to $26,000.00 per share ($26.00 per Series B Depository Share), plus any accrued and unpaid dividends. On and after April 15, 2023 but prior to April 15, 2024, the shares of Series B Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25,750.00 per share ($25.75 per Series B Depository Share), plus any accrued and unpaid dividends. On and after April 15, 2024 but prior to April 15, 2025, the shares of Series B Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25,500.00 per share ($25.50 per Series B Depository Share), plus any accrued and unpaid dividends. On and after April 15, 2025 but prior to April 15, 2026, the shares of Series B Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25,250.00 per share ($25.25 per Series B Depository Share), plus any accrued and unpaid dividends. On and after April 15, 2026 but prior to April 15, 2027, the shares of Series B Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25,000.00 per share ($25.00 per Series B Depository Share), plus any accrued and unpaid dividends. On or after the date fixed for redemption of shares of Series B Preferred Stock, each holder of Series B Depositary Shares to be redeemed must present and surrender the depositary receipts evidencing the Series B Depositary Shares to the depositary at the place designated in the notice of redemption. The redemption price of such Series B Depositary Shares will then be paid to or on the order of the person whose name appears on such depositary receipts as the owner thereof.

Special Optional Redemption Upon a Change of Control or Delisting Event. Upon the occurrence of a Delisting Event (as defined below), we may, at our option, redeem the Series B Preferred Stock, in whole or in part, within 90 days after the first date on which such Delisting Event occurred, for cash, at a redemption price of $25,000.00 per share (equivalent to $25.00 per Series B Depositary Share), plus any accrued and unpaid dividends up to, but not including, the date of redemption, and the depositary will redeem a proportional number of Series B Depositary Shares representing the shares redeemed.

With respect to the Series B Preferred Stock, a “Delisting Event” occurs when, after the original issuance of Series B Preferred Stock, both (i) the shares of Series B Preferred Stock (or the Series B Depositary Shares) are no longer listed on Nasdaq, the NYSE or the NYSE AMER, or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE AMER, and (ii) we are not subject to the reporting requirements of the Exchange Act, but any Series B Preferred Stock is still outstanding.

Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series B Preferred Stock underlying the Series B Depositary Shares, in whole or in part within 120 days after the first date on which such Change of Control occurred, for cash, at a redemption price of $25,000.00 per share (equivalent to $25.00 per Series B Depositary Share), plus any accrued and unpaid dividends up to, but not including, the date of redemption, and the depositary will redeem a proportional number of Series B Depositary Shares representing the shares redeemed.

With respect to the Series B Preferred Stock, a “Change of Control” occurs when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our stock entitling that person to exercise more than 50% of the total voting power of all shares of our stock entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor any acquiring or surviving entity (or if, in connection with such transaction shares of our Common Stock are converted into or exchanged for (in whole or in part) common equity securities of another entity), has a class of common securities (or ADRs representing such securities) listed on Nasdaq, the NYSE or the NYSE AMER, or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE AMER.

We refer to redemption following a Delisting Event or Change of Control as a “special optional redemption.” If, prior to the Delisting Event Conversion Date or the Change of Control Conversion Date (each as defined below), as applicable, we have provided or provide notice of exercise of any of our redemption rights relating to the Series B Preferred Stock (whether our optional redemption right or our special optional redemption right), the holders of Series B Depositary Shares representing interests in the Series B Preferred Stock will not have the conversion right described below.

Conversion. Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of Series B Depositary Shares representing interests in the Series B Preferred Stock will have the right (unless, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem the Series B Preferred Stock) to direct the depositary, on such holder’s behalf, to convert some or all of the Series B Preferred Stock underlying the Series B Depositary Shares held by such holder on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable into a number of shares of our Common Stock (or equivalent value of alternative consideration) per Series B Depositary Share equal to the lesser of:

•

the quotient obtained by dividing (1) the sum of the $25.00 per depositary share liquidation preference plus the amount of any accumulated and unpaid dividends up to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable is after a record date for a Series B Preferred Stock dividend payment and prior to the corresponding Series B Preferred Stock dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (2) the Common Stock Price (as defined herein); and

•

1.25313 (i.e., the Share Cap), subject to certain adjustments; and subject, in each case, to certain conditions, including, under specified circumstances, an aggregate cap on the total number of shares of our Common Stock issuable upon conversion and to provisions for the receipt of alternative consideration.

If, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right or our optional redemption right, holders of Series B Depositary Shares representing interests in the Series B Preferred Stock will not have any right to direct the depositary to convert the Series B Preferred Stock, and any Series B Preferred Stock subsequently selected for redemption that has been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable.

Because each Series B Depositary Share represents a 1/1000th interest in a share of the Series B Preferred Stock, the number of shares of Common Stock ultimately received for each Series B Depositary Share will be equal to the number of shares of Common Stock received upon conversion of each share of Series B Preferred Stock divided by 1,000. In the event that the conversion would result in the issuance of fractional shares of Common Stock, we will pay the holder of Series B Depositary Shares cash in lieu of such fractional shares.

Except as provided above in connection with a Delisting Event or Change of Control, shares of the Series B Preferred Stock are not convertible into or exchangeable for any other securities or property.

For purposes of this description of the underlying Series B Preferred Stock and the Series B Depositary Shares, “Change of Control Conversion Date” means a business day fixed by our Board that is not fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of the Series B Depositary Shares representing interests in the Series B Preferred Stock.

For purposes of this description of the underlying Series B Preferred Stock and the Series B Depositary Shares, “Common Stock Price” for any Change of Control will be: (1) if the consideration to be received in the Change of Control by the holders of our Common Stock is solely cash, the amount of cash consideration per share of Common Stock; and (2) if the consideration to be received in the Change of Control by holders of our Common Stock is other than solely cash (x) the average of the closing prices for our Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our Common Stock is then traded, or (y) the average of the last quoted bid prices for our Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our Common Stock is not then listed for trading on a U.S. securities exchange. The “Common Stock Price” for any Delisting Event will be the average of the closing price per share of our Common Stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Delisting Event.

For purposes of this description of the Series B Preferred Stock and the underlying Series B Depositary Shares, “Delisting Event Conversion Date” means a business day fixed by our Board that is not fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of the Series B Depositary Shares representing interests in the Series B Preferred Stock.

Voting Rights. Holders of the Series B Depositary Shares representing interests in the Series B Preferred Stock generally will have no voting rights. However, if we do not pay dividends on any outstanding shares of Series B Preferred Stock for six or more quarterly dividend periods (whether or not declared or consecutive), holders of Series B Preferred Stock (voting separately as a class with all other outstanding series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors to our Board to serve until all unpaid dividends have been fully paid or declared and set apart for payment. In addition, certain material and adverse changes to the terms of the Series B Preferred Stock cannot be made without the affirmative vote of holders of at least 66 2/3% of the outstanding shares of Series B Preferred Stock, voting as a separate class. In any matter in which the Series B Preferred Stock may vote, each share of Series B Preferred Stock shall be entitled to one vote per $25,000.00 of liquidation preference. As a result, each Series B Depositary Share will be entitled to 1/1000th of a vote.

Conversion Price Adjustment—Stock Dividends and Stock Splits. If we pay a stock dividend or otherwise make a distribution payable in shares of Common Stock with respect to the then outstanding shares of Common Stock, subdivide or combine our outstanding Common Stock, or reclassify our Common Stock in such a way that we issue additional shares of our capital stock, the conversion price will be adjusted by multiplying the then-existing conversion price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before the distribution, dividend, adjustment or recapitalization and the denominator of which is the number of shares of Common Stock outstanding immediately after such action.

Fundamental Transaction. If we effect a “fundamental transaction” (as defined below), then upon any future conversion of the Series X Preferred Stock, the holders will have the right to receive, for each share of Common Stock they would have received upon such conversion, the same kind and amount of securities, cash or property as such holder would have been entitled to receive in the fundamental transaction had it been the holder of Common Stock immediately prior to the fundamental transaction. The term “fundamental transaction” means any of the following:

•	a merger or consolidation of the Company with or into another entity or any stock sale to, or other business combination in which the Company is not the surviving entity;

•	the sale of all or substantially all of our assets in one transaction or a series of related transactions;

•

any completed tender offer or exchange offer involving holders of Common Stock in which more than 50% of the Common Stock not held by us or any other person making such offer is converted or exchanged into other securities, cash or property; or

•

any reclassification of Common Stock or any compulsory share exchange by which our Common Stock is effectively converted into or exchanged for other securities, cash or property (but not a reverse stock split).

If the holders of Common Stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, the holders of Series X Preferred Stock will be given the same choice on conversion of such holders’ shares.

Voting Rights. The Series X Preferred Stock has no voting rights, except to the extent expressly provided in our Certificate of Incorporation or as otherwise required by law. However, so long as at least 50% of the authorized shares of Series X Preferred Stock are outstanding, we may not take any of the following actions without the affirmative consent of holders of a majority of the outstanding Series X Preferred Stock:

•

amend our Certificate of Incorporation, By-laws or other charter documents so as to materially, specifically and adversely affect the preferences, rights, or privileges of the Series X Preferred Stock;

•	issue additional shares of Series X Preferred Stock or increase or decrease the number of authorized shares of Series X Preferred Stock;

•

sell, assign, monetize, pledge or otherwise divest or encumber our rights under any material license agreement, joint venture or other partnership agreement to which we are a party and involving any drug or drug candidate;

•	issue or commit to issue any other equity securities, with certain exceptions;

•

issue any equity-based award or compensation to certain of our officers, unless the award has been unanimously approved by our compensation committee at a time when a designee appointed by the Series X Preferred holders is then serving on that committee; or

•	enter into any agreement or understanding to take any of the actions listed above.

Anti-takeover Effects of Provisions of our Certificate of Incorporation and By-laws and Delaware Law

Certificate of Incorporation and By-laws Provisions. Our Certificate of Incorporation authorizes our Board to issue up to 1,000,000 shares of Preferred Stock without stockholder approval and to set the rights, preferences and other designations, including voting rights, of those shares as the Board may determine. In addition, our By-laws require certain procedures to be followed and time periods to be met for any stockholder to propose matters to be considered at annual meetings of stockholders, including nominating directors for election at those meetings. Our By-laws also provide that our Board is able to elect a director to fill a vacancy created by the expansion of the Board or due to the resignation or departure of an existing board member. Provisions of Delaware law and our Certificate of Incorporation and By-laws could make the acquisition of our Company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our Company to first negotiate with our Board. We believe that the benefits provided by our ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.

Delaware Law. We are subject to Section 203 of the DGCL, an anti-takeover provision. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns, or is an affiliate of the corporation and within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our Board does not approve in advance.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company, LLC.

Listing on the Nasdaq Global Market

Our Common Stock is listed on the Nasdaq Global Market under the symbol “XOMA,” our Series A Preferred Stock is listed on the Nasdaq Global Market under the symbol “XOMAP” and our Series B Depositary Shares are listed on the Nasdaq Global Market under the symbol “XOMAO.”

DESCRIPTION OF DEPOSITARY SHARES

The following is a general description of the terms of the depositary shares we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any depositary share we offer will be described in the prospectus supplement relating to such depositary shares. The terms of any depositary shares offered under a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of deposit agreement and depositary receipts that contains the terms of the depositary shares that we are offering before the issuance of the depositary shares.

The following summary of material provisions of the depositary shares is subject to, and qualified in its entirety by reference to, all of the provisions of the deposit agreement, depositary share and depositary receipts. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the depositary shares that we may offer under this prospectus.

General

We may offer depositary shares, which will be evidenced by depositary receipts, representing fractional interests in shares of preferred stock of any series. We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock. For a description of our preferred stock, see “Description of Capital Stock—Preferred Stock.”

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary we select. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by such holders on the relevant record date.

In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it in proportion to the number of depositary shares owned by such holder. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

Withdrawal of Preferred Stock

Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, when a holder surrenders depositary receipts at the office of the preferred stock depositary maintained for that purpose, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder generally cannot “re-deposit” these shares of preferred stock with the preferred stock depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares other than a whole number of shares of preferred stock for redemption or exchange, the preferred stock depositary will issue a new depositary receipt to the holder that evidences the remainder of depositary shares at the same time that the preferred stock is withdrawn.

Redemption, Conversion and Exchange of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem, as of the same date, the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.

If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.

After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Additionally, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is also required by the holders of depositary receipts representing not less than a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.

We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary. In addition, the deposit agreement will automatically terminate if:

•	all of the outstanding shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or

•

there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.

Miscellaneous

The preferred stock depositary will forward all reports and communications from us which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement, and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the terms of the debt securities we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities that we are offering will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC before the issuance of the debt securities.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with OID for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

•	A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant, form of the warrant agreement and/or form of warrant certificate, as applicable, containing the terms of the warrants that we are offering and any supplemental agreements before the issuance of such warrants.

The following summary of material provisions of the warrants is subject to, and qualified in its entirety by reference to, all of the provisions of the form of warrant, warrant agreement and/or warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the warrants that we may offer under this prospectus, and the complete form of warrant and/or warrant agreement and warrant certificates, as applicable, and any supplemental agreements that contain the terms of the warrants.

General

We may offer warrants, which may consist of warrants to purchase common stock, preferred stock, depositary shares or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock, depositary shares or debt securities offered by any prospectus supplement. We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the title of such securities;

•	the offering price or prices and aggregate number of warrants offered;

•	the currency or currencies for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock, preferred stock or depositary shares, the number of shares of common stock, preferred stock or depositary shares, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase common stock, preferred stock or depositary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, the warrants may be exercised at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, then we will issue a new warrant or warrant certificate, as applicable, for the remaining warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights By Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following is a general description of the terms of the subscription rights we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights. The terms of any subscription rights offered under a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of subscription rights agreement containing the terms of the subscription rights that we are offering before the issuance of the subscription rights.

The following summary of material provisions of the subscription rights is subject to, and qualified in its entirety by reference to, all of the provisions of the form of subscription rights agreement. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the subscription rights that we may offer under this prospectus, and the complete form of subscription rights agreement.

General

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the subscription rights that we may offer under this prospectus, which consist of subscription rights to purchase our common stock, preferred stock, depositary shares and/or debt securities in one or more series. Subscription rights may be offered independently or together with our common stock, preferred stock, depositary shares, debt securities and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future subscription rights we may offer pursuant to this prospectus, we will describe the particular terms of any subscription rights that we may offer in more detail in the applicable prospectus supplements. The terms of any subscription rights we offer under a prospectus supplement may differ from the terms we describe below.

The applicable prospectus supplements relating to any subscription rights that we offer will include specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following, to the extent applicable:

•	the date for determining the persons entitled to participate in the subscription rights distribution;

•	the price, if any, per subscription right;

•	the exercise price payable for each share of common stock, share of preferred stock, depositary share or debt security upon the exercise of the rights;

•	the number of subscription rights issued or to be issued to each holder;

•	the number and terms of the shares of common stock, shares of preferred stock, depositary shares or debt securities that may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the respective dates on which the holder’s ability to exercise the subscription rights will commence and will expire;

•	the number of subscription rights outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the subscription rights;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such subscription rights.

The description in the applicable prospectus supplements of any subscription rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights agreement and/or subscription rights certificate, which will be filed with the SEC in connection therewith. Therefore, you should carefully consider the actual provisions of the subscription rights, the subscription rights agreement and the applicable securities.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the subscription rights, any subscription rights agreement and any subscription rights certificates will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF CONTINGENT VALUE RIGHTS

The following is a general description of the terms of the contingent value rights we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any contingent value rights we offer will be described in the prospectus supplement relating to such contingent value rights. The terms of any contingent value rights offered under a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of contingent value rights agreement containing the terms of the contingent value rights that we are offering before the issuance of the contingent value rights.

The following summary of material provisions of the contingent value rights is subject to, and qualified in its entirety by reference to, all of the provisions of the form of contingent value rights agreement. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the contingent value rights that we may offer under this prospectus, and the complete form of contingent value rights agreement.

General

We may issue contingent value rights representing the contractual right to receive additional consideration in connection with an acquisition of businesses, assets, royalty interests or securities of other companies. Contingent value rights may be issued independently or together with other securities, may or may not be transferable by the person purchasing or receiving the contingent value rights and may or may not be evidenced by certificates.

We will describe in the applicable prospectus supplement the terms of any contingent value rights we may issue, including the following:

•	the consideration to be received by each contingent value right holder;

•	the extent to which the contingent value rights are transferable;

•	whether the contingent value rights will be evidenced by certificates;

•	the extent to which the contingent value rights will have voting or dividend rights;

•	the extent to which the contingent value rights represent any equity or ownership interest in the company;

•	the date on which the right to exercise the contingent value rights would commence (if applicable) and the date on which the contingent value rights shall expire (subject to any extension); and

•	any other terms of the contingent value rights, including terms, procedures and limitations relating to the exchange and exercise of the contingent value rights, as applicable.

Exercise of Contingent Value Rights

Each contingent value right will entitle the holder to receive consideration as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the contingent value rights offered thereby. If applicable, rights may be exercised as set forth in the prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void, as applicable.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the contingent value rights and any contingent value rights agreements or certificates will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF ROYALTY CERTIFICATES

The following is a general description of the terms of the royalty certificates we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any royalty certificates we offer will be described in the prospectus supplement relating to such royalty certificates. The terms of any royalty certificates offered under a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of subscription agreement pursuant to which royalty certificates are issued, containing the terms of the royalty certificates that we are offering before the issuance of the royalty certificates.

The following summary of material provisions of the royalty certificates is subject to, and qualified in its entirety by reference to, all of the provisions of the form of subscription agreements. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the royalty certificates that we may offer under this prospectus, and the complete form of subscription agreement.

General

We may issue royalty certificates representing the contractual right to receive royalties from us and/or our existing or future subsidiaries, including royalties of third parties for which we have a contractual entitlement. Royalty certificates may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the royalty certificates.

We will describe in the applicable prospectus supplement the terms of any royalty certificates we may issue, including the following:

•	the formula for the determination of the percentage of the royalties issued to each holder;

•	the consideration to be received by each royalty certificate holder;

•	the extent to which the royalty certificates are transferable;

•	the extent to which the royalty certificates will have voting or dividend rights;

•	the extent to which the royalty certificates represent any equity or ownership interest in the Company;

•	the effect of any merger, consolidation, sale or other disposition of our business on the royalty certificates;

•	the terms of any rights to redeem or call the royalty certificates;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of the royalty certificates, including terms, procedures and limitations relating to the exchange of the royalty certificates.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the royalty certificates and subscription agreements pursuant to which royalty certificates are issued will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF UNITS

The following is a general description of the terms of the units we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any units we offer will be described in the prospectus supplement relating to such units.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, if any, containing the terms of the units that we are offering before the issuance of the units.

The following summary of material provisions of the units is subject to, and qualified in its entirety by reference to, all of the provisions of the form of unit agreements, if any. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the units that we may offer under this prospectus, and the complete form of unit agreement, if any.

General

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the units and any unit agreement will be governed by and construed in accordance with the laws of the State of New York.

RESELLING SECURITIES

In general, the persons to whom we issue securities under this prospectus will be able to resell our securities in the public market without further registration and without being required to deliver a prospectus. However, certain persons who receive large blocks of our securities may want to resell those securities in distributions that would require the delivery of a prospectus. With our consent, this prospectus may be used by selling security holders who may wish to sell securities offered hereby. As used in this prospectus, “selling security holders” may include donees and pledgees selling securities received from a named selling security holder. However, no person who receives the securities covered by this prospectus will be authorized to use this prospectus for an offer of such securities without first obtaining our consent. We may limit our consent to a specified time period and subject to certain limitations and conditions, which may vary by agreement.

Selling security holders may agree that:

•	an offering of securities under this prospectus be effected in an orderly manner through securities dealers, acting as broker or dealer, selected by us;

•	they will enter into custody agreements with one or more banks with respect to such securities; and

•	that they make sales only by one or more of the methods described in this prospectus, as appropriately supplemented or amended when required.

Usually, we will not receive any of the proceeds from any sale of securities offered by a selling security holder. If we do receive any proceeds, the arrangements and amount will be disclosed in the relevant prospectus supplement.

Selling security holders may sell securities:

•	through any national securities exchange or automated quotation system on which our securities have been approved for listing;

•	or trading in the future or otherwise;

•	in the over-the-counter market;

•	in special offerings;

•	directly to purchasers in privately negotiated transactions;

•	by or through brokers or dealers, in ordinary brokerage transactions or transactions in which the broker solicits purchasers;

•	in block trades in which the broker or dealer will attempt to sell securities as an agent but may position and resell a portion of the block as principal;

•	in transactions in which a broker or dealer purchases as principal for resale for its own account;

•	through underwriters or agents; or

•	in any combination of these methods.

Securities may be sold at a fixed offering price, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. Any brokers, dealers, underwriters or agents may arrange for others to participate in any such transaction and may receive compensation in the form of discounts, commissions or concessions from selling security holders and/or the purchasers of securities. The proceeds to a selling security holder from any sale of securities will be reduced by any compensation and any expenses to be borne by the selling security holder.

If required by the Securities Act and the rules of the SEC, at the time a particular offer of securities is made a supplement to this prospectus will be delivered that identifies any persons reselling securities acquired under this prospectus and will provide information about them and describe any material arrangements for the distribution of securities and the terms of the offering, including the names of any underwriters, brokers, dealers or agents and any discounts, commissions or concessions and other items constituting compensation from the selling security holder. We may agree to keep the registration statement relating to the offering and sale by the selling security holders continuously effective until a fixed date or the date on which the securities may be resold without registration under the Securities Act.

Selling security holders and any brokers, dealers, underwriters or agents that participate with a selling security holder in the distribution of securities may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any discounts, commissions or concessions received by any such brokers, dealers, underwriters or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We may agree to indemnify selling security holders and/or any such brokers, dealers, underwriters or agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses in connection with the offering and sale of securities.

Selling security holders may also offer securities acquired pursuant to this prospectus under exemptions from the registration requirements of the Securities Act, including sales which meet the requirements of Rule 144 or Rule 145(d) under the Securities Act. Selling security holders should seek the advice of their own counsel about the legal requirements for such sales.

PLAN OF DISTRIBUTION

This prospectus is a part of an “acquisition shelf” registration statement on Form S-4 that we have filed with the SEC. Under the acquisition shelf registration process, we may sell from time to time, in connection with acquisitions of businesses, assets, royalty interests or securities of other companies, up to a total dollar amount of $100,000,000 of common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, contingent value rights, royalty certificates and/or units consisting of the foregoing, each as described in this prospectus. We are actively looking to acquire the economic rights to future milestone and royalty payments associated with partnered pre-commercial clinical candidates. We focus on development-stage assets with blockbuster potential that are licensed to well-capitalized partners. We use a portfolio approach to acquire new assets, thereby mitigating single-asset binary exposure.

It is expected that the terms of these acquisitions will be determined by direct negotiations with the owners or controlling persons of the assets, businesses, royalty interests or securities to be acquired, and that the securities issued will be valued at prices reasonably related to their market price at the time an agreement is entered into concerning the terms of the acquisition, at or about the time the securities are delivered or during some other negotiated period. Factors taken into account in acquisitions may include, among other factors, the quality and reputation of the business, assets or royalty interests to be acquired, as well as the management team, the strategic market position, and relevant IP protection, among other factors. In addition to these securities, consideration for these acquisitions may consist of any consideration permitted by applicable law, including, without limitation, the payment of cash, the assumption of liabilities or any combination of these items. All expenses of this registration, other than the expenses of the selling security holders, if any, will be paid by us. We do not expect to pay underwriting discounts or commissions, although we may pay finders’ fees from time to time in connection with certain acquisitions. Any person receiving finders’ fees may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on the resale of securities purchased by them may be considered underwriting commissions or discounts under the Securities Act.

In addition, we may issue our securities pursuant to this prospectus and applicable prospectus supplement, or post-effective amendment, to acquire the assets, stock, royalty interests or business of debtors in cases under the United States Bankruptcy Code, which may constitute all or a portion of the debtor’s assets, stock, royalty interests or business. The securities we issue in these transactions may be sold by the debtor or its stockholders for cash from time to time in market transactions or it may be transferred by the debtor in satisfaction of claims by creditors under a plan of reorganization approved by the applicable U.S. Bankruptcy Court or otherwise transferred in accordance with the Bankruptcy Code.

In an effort to maintain an orderly market in our securities or for other reasons, we may negotiate agreements with persons receiving securities covered by this prospectus that will limit the number of securities that they may sell at specified intervals. These agreements may be more or less restrictive than restrictions on sales made under exemptions from the registration requirements of the Securities Act, including the requirements under Rule 144 or Rule 145(d), and the persons party to these agreements may not otherwise be subject to the Securities Act requirements. We anticipate that, in general, negotiated agreements will be of limited duration and will permit the recipients of securities issued in connection with acquisitions to sell up to a specified number of securities during a specified period of time. We may also determine to waive any such agreements without public notice.

This prospectus may be supplemented to furnish the information necessary for a particular negotiated transaction, and the registration statement of which this prospectus is a part will be amended or supplemented, as required, to supply information concerning an acquisition.

We may permit individuals or entities who will receive securities in connection with the acquisitions described above, or their transferees or successors-in-interest, to use this prospectus to cover the resale of such securities. See “Reselling Securities,” as it may be amended or supplemented from time to time, for a list of those individuals or entities that are authorized to use this prospectus to sell their securities.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of XOMA Corporation incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC, and we have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about us and the securities described in this prospectus, you should refer to the registration statement, its exhibits and schedules and our reports, proxies, information statements and other information filed with the SEC.

Our filings are available to the public on the Internet, through a database maintained by the SEC at www.sec.gov. We also maintain a website at www.xoma.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus or any applicable prospectus supplement (or any document incorporated by reference herein or therein).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below:

•	Our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 8, 2024;

•	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 2, 2024, January 11, 2024, and February 16, 2024;

•

the description of our capital stock included under the caption “Description of Capital Stock” in the prospectus dated December 16, 2011, which was filed on December  19, 2011, and is part of our registration statement on Form S-4/A filed on December 13, 2011 (registration no. 333-177165), including any amendment or report for the purpose of updating such description, including Exhibit 4.9 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 8, 2024;

•

the description of our Series B Depositary Shares set forth in our registration statement on Form 8-A, filed with the SEC on April 8, 2021, including any amendment or report filed for the purpose of updating such description; and

•

the description of our Series A Preferred Stock set forth in our registration statement on Form 8-A, filed with the SEC on December 11, 2020, including any amendment or report filed for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents, with the exception of any portion of any report or document that is not deemed “filed” under such provisions on or after the date of this prospectus, until the earlier of the date on which: (1) all of the securities registered hereunder have been sold; or (2) the registration statement of which this prospectus is a part has been withdrawn.

Under no circumstances will any information filed under Items 2.02 or 7.01 of Current Report on Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing, calling or emailing us at the contact information set forth below. We have not authorized anyone to provide you with any information that differs from that contained in this prospectus. Accordingly, we take no responsibility for any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

XOMA Corporation

2200 Powell Street, Suite 310

Emeryville, CA 94608

(510) 204-7200

XOMA Corporation

$100,000,000

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

WARRANTS

SUBSCRIPTION RIGHTS

CONTINGENT VALUE RIGHTS

ROYALTY CERTIFICATES

UNITS

PROSPECTUS

    , 2024

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

The Company is a Delaware corporation. Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

(1)

to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (i) and (ii) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

(2)

the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise; and

(3)

the corporation shall have the power to purchase and maintain insurance of behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

As used in this Item 20, the term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the Company under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Company’s organizational documents provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, the Company will indemnify any and all of its officers and directors. The Company has entered into indemnification agreements with its officers and directors. The Company may, in its discretion, similarly indemnify its employees and agents. The Company’s certificate of incorporation also relieves its directors from monetary damages to the Company or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends or (v) for any transactions from which the director derived an improper personal benefit.

The Company has purchased insurance policies that, within the limits and subject to the terms and conditions thereof, cover certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of the Company.

Item 21. Exhibits and Financial Statement Schedules

The following exhibits are included herein or incorporated by reference. XOMA meets the requirements for use of Form S-3 (as set forth in General Instruction B to Form S-4) and is providing the information at the level prescribed by Form S-3, in reliance upon Footnote 1 to the Exhibit Table in Item 601 of Regulation S-K.

Exhibit Number	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date

3.1	Certificate of Incorporation of XOMA Corporation	8-K12G3	000-14710	3.1	01/03/2012

3.2	Certificate of Amendment of Certificate of Incorporation of XOMA Corporation	8-K	000-14710	3.1	05/31/2012

3.3	Certificate of Amendment of Amended Certificate of Incorporation of XOMA Corporation	8-K	000-14710	3.1	05/28/2014

3.4	Certificate of Amendment to the Amended Certificate of Incorporation of XOMA Corporation	8-K	000-14710	3.1	10/18/2016

3.5	Certificate of Designation of Preferences, Rights and Limitations of Series X Convertible Preferred Stock	8-K	000-14710	3.1	02/16/2017

3.6	Certificate of Designation of 8.625% Series A Cumulative Perpetual Preferred Stock	8-K	000-14710	3.1	12/11/2020

3.7	Certificate of Designation of 8.375% Series B Cumulative Perpetual Preferred Stock	8-K	001-39801	3.1	04/08/2021

3.8	Certificate of Correction of the Certificate of Designation of 8.375% Series B Cumulative Perpetual Preferred Stock	10-Q	001-39801	3.8	08/05/2021

3.9	Certificate of Amendment to the Certificate of Designation of 8.375% Series B Cumulative Perpetual Preferred Stock of XOMA Corporation	8-K	001-39801	3.1	08/05/2021

3.10	By-laws of XOMA Corporation	8-K12G3	000-14710	3.2	01/03/2012

4.1	Reference is made to Exhibits 3.1, 3.2., 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9 and 3.10

4.2	Specimen of Common Stock Certificate	8-K12G3	000-14710	4.1	01/03/2012

4.3**	Specimen of Preferred Stock Certificate

4.4**	Form of Certificate of Designation

4.5**	Form of Deposit Agreement and Depositary Receipt

4.6*	Form of Indenture

4.7**	Form of Warrant, Warrant Agreement and Warrant Certificate

4.8**	Form of Subscription Rights Agreement and Subscription Rights Certificate

4.9**	Form of Contingent Value Rights Agreement and Contingent Value Rights Certificate

4.10**	Form of Subscription Agreement and Royalty Certificate

Exhibit Number	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date

4.11**	Form of Unit Agreement and Unit Certificate

5.1*	Opinion of Gibson, Dunn & Crutcher LLP

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1 hereto)

24.1*	Power of Attorney (included on the signature page hereto)

25.1***	Statement of Eligibility of Trustee under the Indenture

107*	Filing Fee Table

*	Filed herewith.
**

To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.

***	To be filed, if applicable, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act, and the applicable rules thereunder.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(2)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)

that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)

that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(f)

that every prospectus: (i) that is filed pursuant to paragraph (e) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act , each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)

if and when applicable, to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(h)

to respond to requests for information that is incorporated by reference into this prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(i)

that, for the purpose of determining liability under the Securities Act , each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(j)

to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on March 8, 2024.

XOMA CORPORATION

/s/ Owen Hughes
Name: Owen Hughes
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Owen Hughes and Thomas Burns, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable XOMA Corporation, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Owen Hughes Owen Hughes	Director, Chief Executive Officer (Principal Executive Officer)	March 8, 2024

/s/ Thomas Burns Thomas Burns	Senior Vice President, Finance and Chief Financial Officer (Principal Financial and Principal Accounting Officer)	March 8, 2024

/s/ Jack L. Wyszomierski Jack L. Wyszomierski	Chairman of the Board	March 8, 2024

/s/ Heather L. Franklin Heather L. Franklin	Director	March 8, 2024

/s/ Natasha Hernday Natasha Hernday	Director	March 8, 2024

/s/ Barbara Kosacz Barbara Kosacz	Director	March 8, 2024

/s/ Joseph M. Limber Joseph M. Limber	Director	March 8, 2024

/s/ Matthew Perry Matthew Perry	Director	March 8, 2024